EXHIBIT 99.1
News Release
Contact information:
John A. Jordan
Senior Director, Corporate Communications
617-299-2852
Altus Pharmaceuticals Reports First Quarter Results
— Company Initiates ALTU-135 Phase III Clinical Trials —
— Altus Receives Cystic Fibrosis Foundation Corporate Leadership Award —
CAMBRIDGE, Mass. — May 9, 2007 - Altus Pharmaceuticals Inc. (NASDAQ: ALTU), a biopharmaceutical company focused on oral and injectable protein therapeutics for gastrointestinal and metabolic disorders, today reported financial results for the quarter and year ended March 31, 2007.
     In a separate news release today, Altus Pharmaceuticals announced the start of its Phase III clinical trials to evaluate the efficacy and safety of ALTU-135, an oral enzyme replacement therapy for cystic fibrosis patients with pancreatic insufficiency. Altus’ single capsule per meal enzyme combination is designed to improve fat, protein and carbohydrate absorption in pancreatic insufficient individuals.
     “We are pleased to announce the initiation of our Phase III clinical program, which is a significant accomplishment for both our Company and the cystic fibrosis community,” stated Sheldon Berkle, President and Chief Executive Officer of Altus. “We believe we are implementing the most scientifically robust clinical program ever conducted in cystic fibrosis patients with pancreatic insufficiency.”
Recent Altus accomplishments include:
•	Initiated the Phase III DIGEST clinical program to evaluate the efficacy and safety of ALTU-135, an oral enzyme replacement therapy for cystic fibrosis patients with pancreatic insufficiency.
•	Raised more than $90 million in a follow-on equity offering of common stock.
•	Received a Corporate Champions of Hope award from the Cystic Fibrosis Foundation (CFF). This is Altus’ second award in recognition for the Company’s support of the CFF and all patients with cystic fibrosis.
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First Quarter 2007 Results
     For the first quarter of 2007, the Company reported a net loss attributable to common stockholders of $14.9 million, or $0.64 per share, compared to a net loss attributable to common stockholders of $11.5 million, or $0.76 per share, in the first quarter of 2006. Total revenues were $1.7 million in the first quarter of 2007 compared to $1.5 million the first quarter of 2006. Revenues consisted of amounts earned under a collaborative research and development agreement relating to ALTU-135. The Company has deferred the recognition of revenue under the collaboration agreement with Dr. Falk Pharma in connection with the ongoing discussions with Dr. Falk Pharma regarding our business arrangement and further development of ALTU-135. Cash, cash equivalents and marketable securities at March 31, 2007 were $101 million. During the first quarter, Altus received $30 million from Genentech, which was comprised of a $15 million equity investment and a $15 million cash payment related to the ALTU-238 collaboration. The Company’s cash position at end of the first quarter did not include proceeds from its recent follow-on equity offering. In April of this year, Altus closed on a public offering of its common stock that raised approximately $90 million in net proceeds for the Company.
     Research and development expenses totaled $12.9 million in the first quarter of 2007 compared to $9.8 million in the first quarter of 2006. The increase in R&D expenses is primarily due to an increase in development costs relating to ALTU-135 and our pre-clinical product candidates.
     General and administrative expenses were $4.6 million in the first quarter of 2007 compared to $3.1 million in the first quarter of 2006. The increase in G&A expenses was primarily attributable to the continued investment in the infrastructure necessary to support the needs of being a public company, including increases in headcount and related expenses and third-party professional services.
     “The completion of our recent follow-on equity financing is a significant corporate accomplishment that enables us to focus on executing our strategic plan and delivering on our stated milestones,” continued Berkle. “With the proceeds from the follow-on offering and the initial Genentech payments, we believe we have a solid financial position with almost $200 million in cash to fund our ongoing clinical and preclinical development programs.”
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Conference Call Access Information
     The Company will host a conference call to discuss the results at 4:30 p.m. ET on May 9. The call may be joined via telephone by dialing (800) 817-4887 or (913) 981-4913 (for international participants) at least 5 minutes prior to the start of the call. The conference confirmation code is: 4141186. For 72 hours following the call, an audio replay can be accessed by dialing (719) 457-0820 or (888) 203-1112 and using the conference confirmation code 4141186.
     A live audio webcast of the call will also be available on the “Investor Relations” section of the Company’s website, www.altus.com. An archived audio webcast will be available on the Altus website approximately two hours after the event and will be archived for 30 days.
About Altus Pharmaceuticals Inc.
Altus Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders. The Company’s website is http://www.altus.com.
Safe Harbor Statement
Certain statements in this news release concerning Altus’ business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those relating to the anticipated net cash requirements to be used to fund on-going development programs and operations, and the scientific robustness of our ALTU-135 clinical development program. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Altus might make or by known or unknown risks and uncertainties, including, but not limited to uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Altus’ reports to the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. However, Altus undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.
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ALTUS PHARMACEUTICALS INC. (ALTU)

Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006

Total revenue	$827	$1,512

Costs and expenses:
Research and development	12,851	9,789
General, sales and administrative	4,581	3,107

Total costs and expenses	17,440	12,896

Loss from operations	(16,613)	(11,384)

Other income (expense):
Interest income	1,009	1,046
Interest expense	(163)	(192)

Total other income (expense) —net	846	854

Net loss	(15,767)	(10,530)
Preferred stock dividends and accretion	(56)	(986)

Net loss attributable to common stockholders	$(15,823)	$(11,516)

Net loss attributable to common stockholders per share - basic and diluted	$(0.67)	$(0.76)

Weighted average shares outstanding — basic and diluted	23,470	15,146

Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31,	December 31,
	2007	2006

Cash, cash equivalents and marketable securities	$100,958	$85,914
Prepaid expenses and other current assets	2,299	2,576
Property and equipment, net	6,145	6,717
Other assets, net	1,175	1,254

Total assets	$110,577	$96,461

Current liabilities	$15,078	$17,183
Noncurrent liabilities	18,097	3,575
Redeemable preferred stock	6,337	6,281
Total stockholders’ equity	71,065	69,422

Total liabilities, redeemable preferred stock and stockholders’ equity	$110,577	$96,461

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